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                                                                   Exhibit 10.19

                                                        ASYST TECHNOLOGIES, INC.
                                                                 48761 Kato Road
                                                               Fremont, CA 94538

                                                               TEL: 510.661.5000
                                                               FAX: 510.661.5166

November 9, 1998



William R. Leckonby
455 Golden Oak Drive
Portola Valley, CA 94028

Dear Bill:

This letter sets forth the substance of the separation agreement (the "Agreement") that Asyst Technologies, Inc. ("Asyst" or the "Company") is offering to aid you with your employment transition.

Separation.  Your last day of active employment as President and COO of Asyst
----------
Software, Inc. will be October 16, 1998 (the "Separation Date") and you will resign from all positions and offices you may hold with the Company effective as of that date. On the Separation Date, the Company will pay you all accrued salary and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to this payment regardless of whether you sign this Agreement.

Consulting.  Following the Separation Date, the Company will engage you as a
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consultant under the following terms.

          Consulting Period.  The consulting relationship commences on the
          -----------------
Separation Date and ends on July 16, 2000 (the "Consulting Period").

          Consulting Duties.  During the Consulting Period, you will make
          -----------------
yourself available to provide the following consulting services: completion of a professional, well-managed transition of the duties you formerly performed as an employee; provide positive and proactive assistance to current employees regarding consolidations and reasons for employee departures; provide support and positively transition customers, business associates and third parties (e.g. Symbios, Cypress, Harris and Condescent); and participate in projects, business strategies and other projects. You will be available to provide these services for up to eight (8) hours per week through October 31, 1998, and as mutually agreed by you and the Company throughout the remainder of the Consulting Period. You agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing these services. During the Consulting Period, you will have access to your voicemail box on the Company's system as long as necessary to fulfill your Consulting Duties, and you will not have access to the Company's electronic mail system. The Company will also provide you with administrative support for up to four (4) hours per week as necessary to fulfill your Consulting Duties.

William R. Leckonby
Separation Agreement
November 9, 1998
Page 2 of 6


          Consulting Fees.  Between October 16, 1998 and April 14, 1999, the
          ---------------
Company will pay you an amount equivalent to your current monthly base salary as an employee. After April 14, 1999, the Company will continue to pay in an amount equivalent to your current monthly base salary through June 30, 1999, however, the Company's obligation after April 14, 1999, to make the above payments will cease immediately upon your acceptance of either full time employment or a full time, long term (6 months or more) consulting engagement with anyone other than the Company. You agree to notify a duly authorized officer of the Company, in writing, immediately upon your acceptance of such employment or consulting engagement. Between June 30, 1999, and July 16, 2000, the Company will pay you consulting fees in the amount of $250 per hour for any consulting services that you and the Company mutually agree that you will provide for the Company. Consulting fees will be paid on the Company's ordinary payroll cycle, subject to standard withholdings and deductions.

Other Work Activities.  During the Consulting Period, you may engage in full or
---------------------
part time employment, consulting or other work relationships in addition to your consulting for the Company. The Company agrees to make reasonable arrangements to enable you to perform your services for the Company at such times and in such a manner so that it will not unreasonably interfere with other work activities in which you may engage.

Health Insurance.  As provided by the federal COBRA law and by the Company's
----------------
current group health insurance policies, you will be eligible to continue your health insurance benefits at your own expense for up to eighteen (18) months following the Separation Date and, later, to convert to an individual policy if you wish. You will be provided with a separate notice of your COBRA rights. As part of this Agreement, if you elect continued coverage under COBRA, the Company will reimburse you 100% for your COBRA premiums for continuation of your and your dependents current coverage from Separation Date (October 16, 1998), through September 30, 1999. The Company's obligation to make these payments will cease immediately if you become eligible for other health insurance benefits at the expense of a new employer. You agree to notify the Company immediately, in writing, of the availability of health insurance upon your acceptance of either full time employment or a full time, long term (6 months or more) consulting engagement with anyone other than the Company any time prior to September 30, 1999.

Stock Options.  Your Asyst Technologies, Inc. and Asyst Software, Inc. options
-------------
will have their vesting accelerated by twelve (12) months through October 16, 1999. All Asyst Software, Inc. stock options (vested and unvested) will be converted to Asyst Technologies, Inc. options as determined by the same conversion formula provided in the applicable stock option agreement(s) and related plan document(s) that is applied to all Asyst Software, Inc. option holders. Your rights with regard to your stock options, including your right to exercise any vested options, will be determined in accordance with the applicable stock option agreement(s) and related plan document(s) except that any vested stock options (including all accelerated stock options) may be exercised up to and through October 16, 2000. You acknowledge that any stock options which you have been granted which may originally have been intended to qualify as incentive

William R. Leckonby
Separation Agreement
November 9, 1998
Page 3 of 6


stock options under section 422 of the Internal Revenue Code may, under the law, lose that status upon your execution of this Agreement. You further acknowledge that the Company is not making any representation regarding the tax treatment of any of your stock options and that you have been advised by the Company to seek independent tax advice on that matter.

Outplacement Services.  The Company will pay an outplacement firm that is
---------------------
agreeable to you and the Company an amount not to exceed $10,000 for outplacement assistance provided to you during the Consultative Period.

Other Compensation Or Benefits.  You acknowledge that, except as expressly
------------------------------
provided in this Agreement, you will not receive any additional compensation, severance or benefits from the Company after the Separation Date.

Expense Reimbursements.  You agree to submit your final documented expense
----------------------
reimbursement statement within thirty (30) days of the Separation Date, reflecting any and all business expenses you incurred through the Separation Date for which you seek reimbursement. Asyst will reimburse you for such expenses pursuant to its regular business practice. During the Consulting Period, upon your provision of proper documentation, the Company will reimburse you for reasonable expenses which have been pre-approved by the Company and incurred by you in performing consulting services at the Company's request.

Return Of Company Property.  By thirty (30) days following the Separation Date,
--------------------------
or earlier if requested by the Company, you shall return to the Company all Company proprietary documents (and all copies thereof) and other Company property and proprietary materials in your possession or control, including but not limited to: Company files, notes, memoranda, correspondence, lists, drawings, records, plans and forecasts, financial information, personnel information, customer and customer prospect information, sales and marketing information, product development and pricing information, specifications, computer-recorded information, tangible property, cellular phone, pager, credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). You agree that, as of the Separation Date, you will neither use nor possess Company property, except such property that a Company officer specifically authorizes you to use or possess for the sole purpose of performing your Consulting Duties under this Agreement, all of which property shall be returned to the Company upon completion of specific project for which you were authorized to possess it or at the end of the Consulting Period, whichever first occurs.

Proprietary Information.  You acknowledge your continuing obligations under your
-----------------------
Proprietary Information and Inventions Agreement (a copy of which is attached hereto as Exhibit A), which include, but are not limited to, your obligation not to use or disclose any confidential or proprietary information of the Company both during the Consulting Period and thereafter. You further agree to maintain in confidence and not to use or disclose any confidential or proprietary information of the Company which you may obtain or develop during the Consulting Period, except as expressly authorized by the Company; and you hereby assign to the Company

William R. Leckonby
Separation Agreement
November 9, 1998
Page 4 of 6


all right, rifle, and interest to any intellectual property you develop in the course of performing consulting services for the Company, all as described in Exhibit A.

Confidentiality.  The provisions of this Agreement will be held in strictest
---------------
confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you agree not to disclose the terms of this Agreement to any current or former employee or independent contractor of Asyst.

Nondisparagement.  Both you and the Company agree not to disparage the other
----------------
party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to the other party's business, business reputation or personal reputation; provided that both you and the Company will respond accurately and fully to any question, inquiry or request for information when required by legal process.

Agreement Not To Compete.  In order to protect the trade secrets and
------------------------
confidential and proprietary information of the Company, you agree that, through December 31, 1999, you will not perform work (whether as an employee, consultant, or principal) for any business entity that is engaging or preparing to engage in the business of tool centric automation, including robotics and fab integration software products, that directly competes with the business of the Company on the date hereof in the geographic areas in which the Company is currently operating. You agree that, if you are in doubt as to whether a particular work activity may comprise Competitive Activity, you will obtain the written consent of the Company's Chief Executive Officer, which will not be unreasonably withheld, before undertaking such work activity. For purposes of this paragraph, the holding of less than 1% of the outstanding voting securities of any firm or business organization in competition with the Company will not constitute Competitive Activity.

Nonsolicitation.  You agree that you will not solicit any employee or
---------------
independent contractor of the Company to terminate his or her relationship with the Company in order to become an employee or independent contractor to or for any other person or entity through December 31, 1999.

Release.  In exchange for the payments and other consideration under this
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Agreement to which each party would not otherwise be entitled, and except as otherwise set forth in this Agreement, each party releases, acquits and forever discharges the other party, any parents and subsidiaries, and any respective officers, directors, agents, servants, employees, attorneys, shareholders, predecessors, administrators, heirs, executors, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and

William R. Leckonby
Separation Agreement
November 9, 1998
Page 5 of 6


unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date you sign this Agreement relating to your employment with the Company, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation or other time off pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of fiduciary duty and breach of the implied covenant of good faith and fair dealing. Excepted from this release are your rights of indemnity as a former employee and officer of the Company, your 401(k) rights, and your rights under the Executive Deferred Compensation Plan and the Stock Option contract.

ADEA Waiver.  You acknowledge that you are knowingly and voluntarily waiving and
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releasing any rights you may have under the ADEA. You also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which you are already entitled. You further acknowledge that you have been hereby advised, as required by the ADEA, that: (a) your waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) you should consult with an attorney prior to executing this Agreement; (c) you have twenty-one (21) days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier); (d) you have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Agreement is executed by you (the "Effective Date").

Section 1542 Waiver.  In granting the releases herein, you acknowledge that you
-------------------
have read and understand California Civil Code section 1542: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." You expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to the release of any unknown or unsuspected claims contained in this Agreement.

Arbitration.  To provide a mechanism for rapid and economical dispute
-----------
resolution, you and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation, with the sole exception of disputes that may arise from your proprietary information and inventions agreement, will be resolved by final, binding, and confidential arbitration held in San

William R. Leckonby
Separation Agreement
November 9, 1998
Page 6 of 6


Francisco, California and conducted by Judicial Arbitration & Mediation Services/Endispute ("JAMS"), under its then-existing rules and procedures. Nothing in this paragraph is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

Miscellaneous.  This Agreement, including its exhibits and the Stock Option
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agreements, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the trier of fact so as to be rendered enforceable insofar as possible consistent with the intent of the parties.

If this Agreement is acceptable to you, please sign below and return the signed original to me. I wish you luck in your future endeavors.

Sincerely,

Asyst Technologies, Inc.



/s/ Mihir Parikh                           /s/ Douglas J. McCutcheon
------------------------                   ---------------------------
Mihir Parikh                               Douglas J. McCutcheon
Chairman and CEO                           Sr. Vice President, CFO

Understood and Agreed:



/s/ William R. Leckonby                            11/16/98
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William R. Leckonby                                  Date


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                                   Exhibit A

               PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT